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                                                                   EXHIBIT 10.40

                        TITLE PLANT MANAGEMENT AGREEMENT

This TITLE PLANT MANAGEMENT AGREEMENT (this "Agreement") dated as of May 17, 2005 is entered into between PROPERTY INSIGHT, LLC, a California limited liability company with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("PI"); and TICOR TITLE INSURANCE COMPANY OF FLORIDA (formerly known as American Pioneer Title Insurance Company), a Florida-domiciled title insurance company with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("TICOR-FL").

                                   WITNESSETH:

     WHEREAS, TICOR-FL is a direct or indirect subsidiary of Fidelity National Financial, Inc., a Delaware corporation ("FNF"); and

     WHEREAS, PI is a direct or indirect subsidiary of Fidelity National Information Services, a Delaware corporation ("FNIS"); and

     WHEREAS, TICOR-FL is engaged in the title insurance business, including searching and examining titles to real property, and issuing or causing to be issued policies of title insurance insuring interests in real property; and

     WHEREAS, in connection with its business, TICOR-FL is the owner of several 'title plants', with each title plant consisting of a collection of data, images, and/or indices, including indices of land records and copies of Official Records, and other materials and databases, relating to a particular geographic area; and

     WHEREAS, certain of the title plants owned by TICOR-FL are more particularly described on the applicable schedule relating to such title plant attached to EXHIBIT A (the "Title Plants"); and

     WHEREAS, TICOR-FL desires to retain PI to provide the management, sales and other services (as more fully described herein and on EXHIBIT B) for each of the Title Plants, as well as for the systems, intellectual property and software used by TICOR-FL in connection with the Title Plants; and PI is willing to provide such services, subject to the terms and conditions set forth herein, as of the Effective Date (as defined in Section 10.12); and

     WHEREAS, as permitted by the terms and conditions of this Agreement, it is anticipated that from time to time PI will introduce TICOR-FL to third parties who desire to access one or more of the Title Plants (including competitors of TICOR-FL);

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

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                                   ARTICLE I.
             RETENTION FOR MANAGEMENT SERVICES; PAYMENT FOR SERVICES

     Section 1.01 Retention of PI. As of the Effective Date, TICOR-FL hereby retains PI to provide the services described in Section 2.01 (the "Services") and on EXHIBIT B for the benefit of the Title Plants described in EXHIBIT A; and PI hereby accepts such retention as to each of the Title Plants that are described in EXHIBIT A, all in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, the parties acknowledge that PI may use employees, independent contractors or consultants to provide the Services.

     Section 1.02 Payment for Management Services. So long as this Agreement is in effect and PI is providing the management and maintenance services described in Section 2.01 and EXHIBIT B, then on or before the 15th day of each calendar month, TICOR-FL shall pay to PI a management fee equal to 20% of the actual costs incurred by TICOR-FL in the updating of the Title Plants, purging of the title records, and maintaining and processing of the Title Plants, including without limitation their related systems, intellectual property and software, during the immediately preceding calendar month. Without limiting the foregoing, the parties agree that the minimum monthly management fees payable hereunder shall be not less than $100,000 per month, and to the extent that management fees for any calendar month are less than $100,000, then TICOR-FL shall pay to PI $100,000 for such month's management fee.

     Section 1.03 Commissions from Sales to Third Party Customers. For so long as this Agreement is in effect, PI shall be paid a commission of 7.5% per annum on the aggregate gross revenues received by TICOR-FL from all Title Plant access fees paid by Third Party Customers that become customers of TICOR-FL through the sales efforts of PI, as contemplated by Section 2.01(c) (as so calculated, the "Commission"). In addition, if this Agreement is terminated pursuant to Sections 8.01(b) or (j), then PI shall continue to be paid the Commission (calculated on the then aggregate gross revenues from such Title Plant access fees) during the 2-year period immediately following the effective date of such termination. Commission payments hereunder shall be made on or before the 25th day of each calendar month for the aggregate gross revenues received by TICOR-FL from all Title Plant access fees paid by such Third Party Customers during the immediately preceding calendar month.

     Section 1.04 Payments in General. All payments hereunder shall be in immediately available funds in lawful US currency. PI shall provide TICOR-FL with wire transfer or other payment instructions for the management fee and/or commissions (including the Commissions).

                                   ARTICLE II.
                                  THE SERVICES

     Section 2.01 PI Services. During the term of this Agreement, and subject to the terms and conditions hereof, PI shall provide (or cause to be provided) all of the services described in this Section 2.01 and more particularly specified on EXHIBIT B; provided, however, that nothing contained herein shall obligate PI to maintain, or otherwise cause PI to have responsibility or liability for the maintenance of, the Title Plants, it being understood that PI's Services hereunder are limited to managing the Title Plant Employees (as hereinafter defined) and maintaining the Title Plant Equipment (as hereinafter defined) in accordance with the terms and conditions of


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this Agreement. Without limiting or expanding the foregoing and as a non-contractual commitment, the parties acknowledge that (i) the management objective of these services is to maintain each of the Title Plants in such a manner that it will be current, accurate and accessible according to industry standards, so as to provide title data for the geographic areas covered by the Title Plants, and (ii) the title plant updating and maintenance services being provided by the former Aptitude Solutions Division of TICOR-FL (the "Division") as of the Effective Date are of a nature and quality that satisfies these objectives.

     (a) Managing Title Plant Employees and Title Plant Maintenance Process. PI agrees to oversee and supervise (x) all of the TICOR-FL employees whose job descriptions and functions relate primarily to the updating of the Title Plants, purging the title records, and maintenance of the title plants (individually, a "Title Plant Employee" and collectively, the "Title Plant Employees"), and (y) the title plant updating, title records purging and title data maintenance process (the "Title Plant Maintenance Process"), such oversight and supervision to be as more fully described on EXHIBIT B, including without limitation the management of TICOR-FL's computer and database systems, the creation of back-up/disaster recovery procedures and sites, and implementation of appropriate architecture. PI shall monitor and oversee the Title Plant Maintenance Process, with the objective of making and keeping it functioning properly and efficiently. It is understood by the parties that the services to be provided hereunder include (but are not limited to) infrastructure planning and implementation work by PI for TICOR-FL. It is anticipated that PI may make recommendations to TICOR-FL from time to time as to improvements or additional processes to be included in the Title Plant Maintenance Process, which recommendation will be considered by TICOR-FL.

     (b) Management and Maintenance of Current Equipment and Software. During the term of this Agreement, PI shall be responsible for managing and maintaining the computer hardware and software systems and other intellectual property utilized by TICOR-FL in its title plant business, including, without limitation, all telephone and communication equipment (such as routers, servers, etc.) utilized by TICOR-FL (collectively, the "Title Plant Equipment"). PI shall maintain the Title Plant Equipment in the same condition (ordinary wear and tear excepted) and to the same quality standards as was applicable to the Title Plant Equipment during the 6-month period immediately prior to the date of this Agreement. Without limiting the services to be provided herein, PI acknowledges that, unless otherwise provided in this Agreement or agreed in writing by the parties, PI has no ownership right, title or interest in the Title Plant Equipment, including any and all source code, object code and/or compiled code that may be used in connection with constructing, processing, extracting or manipulating the Title Plants.

     (c) Sales and Solicitation of Third Party Title Plant Customers. So long as this Agreement is in effect, TICOR-FL hereby appoints PI as its exclusive sales agent to identify and solicit third parties (including competitors of TICOR-FL) who may have an interest in accessing the Title Plants ("Title Plant Customers"). Subject to the provisions and limitations set forth herein, PI may use all reasonable business means to solicit Title Plant Customers. PI shall be compensated for its sales and solicitation efforts through payment of Commissions as more fully described in Section 1.03.


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     Section 2.02 Obligations of TICOR-FL.

          (i) Exclusive Use of PI Services. With respect to the Services hereunder that PI will provide to TICOR-FL as of the Effective Date, TICOR-FL (for itself, including any businesses that become part of TICOR-FL from time to time) agrees to use PI exclusively for Services for the Title Plants at all times during the applicable term of this Agreement, subject in all cases to the termination provisions set forth in Article VIII. Without limiting the foregoing, TICOR-FL agrees that PI shall be the exclusive representative and sales agent of TICOR-FL to third parties interested in obtaining access to TICOR-FL's title plants, and TICOR-FL agrees to use reasonable business efforts to cooperate with PI in such sales efforts.

          (ii) Other Service Arrangements. In addition, TICOR-FL agrees that, so long as Services are being provided to it hereunder, to the extent that (A) TICOR-FL determines to enter into a service arrangement with any other party (other than a direct subsidiary of TICOR-FL) to manage any other title plants that are currently owned or may hereafter be acquired by TICOR-FL, and (B) the service levels and pricing (including royalties) offered by PI for such title plant management services are as good as or better than the service levels and pricing offered by such other party, if requested by PI, TICOR-FL agrees to obtain such services from PI exclusively. If the service levels or pricing terms offered by PI for title plant management services for additional title plants pursuant to this
     Section 2.03(a) are not as good or better than those offered by the other applicable party and if TICOR-FL has otherwise complied with the provisions of this Section 2.03(a), then nothing contained herein shall restrict or limit the ability of TICOR-FL to enter into any service arrangement with another party to manage, update or maintain its title plants.

                                  ARTICLE III.
                        PERFORMANCE OF SERVICES GENERALLY

     Section 3.01 Performance of Services. PI and TICOR-FL shall perform their respective obligations hereunder with the same degree of care, skill, and prudence customarily exercised for their own operations, it being understood and agreed that, unless and until otherwise agreed by TICOR-FL, the Services provided to TICOR-FL will be of a nature and quality reasonably comparable to the Services performed by the Division during the fiscal year immediately prior to the execution of this Agreement.

     Section 3.02 Use of Services. The parties agree to perform and use the Services in accordance with all applicable federal, state, and local laws, rules, regulations, and tariffs and in accordance with reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents, or instructions from the other parties, as applicable. Each party reserves the right to take all actions in order to ensure that the Services are provided in accordance with any applicable laws, rules, regulations, and tariffs.

     Section 3.03 Authority. Except as otherwise expressly provided herein, each party to this Agreement will retain discretion, control, and management over its respective business, including, without limitation, (i) oversight and management, (ii) formulation and implementation


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of policy decisions, (iii) supervision of the employment of personnel, and (iv)
payment of all financial obligations.

     Section 3.04 Working Committee. Within 10 days following the effectiveness of this Agreement, the parties shall establish a title plant working committee who shall be empowered and authorized to work together to mutually agree to adjust and/or refine (including additions or deletions) the specific services to be provided hereunder, and whose members shall include one representative from each of the parties to this Agreement. The working committee shall meet from time to time as necessitated by the operation of this Agreement.

     Section 3.05 Officers and Directors. Nothing herein shall be construed to restrict the officers and directors of PI or TICOR-FL in the performance of their respective duties or limit the exercise of their powers as prescribed by law or otherwise.

                                  ARTICLE IV.
              LIMITED LICENSE OF TITLE PLANTS AND RELATED SOFTWARE

     Section 4.01 License to Use Title Plant Assets and Software.

     (a) Grant of Title Plant License. Solely to the extent necessary in connection with the performance of the Services hereunder, TICOR-FL hereby grants to PI, a limited, revocable, terminable, non-transferable, and nonexclusive worldwide license (the "Title Plant License") to use, exploit, sell services from, operate, display, copy (for internal use only), and access the Title Plants and the Title Plant Equipment, but without any right to copy, reproduce or sublicense.

     (b) Grant of Software License. Solely to the extent necessary in connection with the performance of the Services hereunder, TICOR-FL hereby grants to PI, a limited, revocable, terminable, non-transferable, and nonexclusive worldwide license (the "Software License") to use, exploit, sell services from, operate, display and access all of the software, software programs, and software systems that are currently used by TICOR-FL, either directly or through the Division (the "Software"), as more fully identified on EXHIBIT A, but without any right to copy, reproduce or sublicense. All right, title and interest, including copyright, in the derivative works created by or at the direction of PI, as between PI and TICOR-FL, shall be owned by PI.

     Section 4.02 Limitation of License. The parties acknowledge that, as to each of the Title Plants and the Software, no right of ownership therein is transferred to PI by the terms of this Agreement. As between the parties hereto, TICOR-FL retains ownership of and all rights of any kind whatsoever in the Title Plants and the Software, including without limitation, rights in data structures, data, written documentation, and all other attributes of any kind, whether such rights are granted by the law of the United States or any state in the United States, including common law, the law of any other national or international jurisdiction, or by international treaty or convention.


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                                   ARTICLE V.
                                 CONFIDENTIALITY

     Section 5.01 Confidential Treatment. Each party hereto may from time to time be provided with or have access to information that is confidential and proprietary to the other party hereto. Accordingly, each party agrees that (i) it will not reveal such information or any of it, that is not otherwise generally available to the public, to a third party without the prior written consent of the other party, except as may be permitted by the grant of the sublicensing rights described above or as required by law or as necessary to perform obligations or enforce rights hereunder; (ii) that such information will be distributed only to those of its own employees and officers and agents who have a reasonable need for it in order to carry out the purposes of and exercise its rights under this Agreement; (iii) that such information will not be used in any manner except for the purpose provided; and (iv) that upon termination of this Agreement, all documents containing such confidential or proprietary information upon request will be returned promptly to the party to which such information belongs. Each party shall take such steps as are reasonably necessary to protect the confidential or proprietary information of the other. For purposes hereof, confidential or proprietary information shall include, among other things, customer lists and other customer information, and financial, technical, and business information relating to one party and provided by such party to the other, including without limitation any of the Title Plants, and the Proprietary Systems.

                                  ARTICLE VI.
                             RELATIONSHIP OF PARTIES

     Section 6.01 Independent Contractors. Each of the parties hereto is an independent contractor acting for its own account and is not authorized to make any commitment or representation on the other's behalf unless authorized in writing.

     Section 6.02 Competition. None of the parties shall have a duty to the other party to refrain from engaging in the business of providing services similar or identical to the business of the other party, nor shall either party have a duty to the other party to refrain from engaging in the business of providing services similar or identical to the Services hereunder to third parties.

                                  ARTICLE VII.
                     DISCLAIMER AND LIMITATIONS OF LIABILITY

     Section 7.01 Limitations of Liability. THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON A BREACH OF ANY COVENANT UNDER, AGREEMENT IN, OR UNDERTAKING REQUIRED BY, THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE "MAXIMUM LIABILITY AMOUNT" (AS HEREINAFTER DEFINED) CALCULATED FOR THE FISCAL YEAR (SUBJECT TO THE LAST TWO SENTENCES OF THIS SECTION) IMMEDIATELY PRIOR TO THE YEAR IN WHICH SUCH LIABILITY ARISES; PROVIDED THAT THE MAXIMUM LIABILITY AMOUNT SHALL NOT BE APPLICABLE IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT,
(iii) IMPROPER USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION, (iv) VIOLATIONS OF LAW, OR (v) INFRINGEMENT


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OF INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO
OR THE SUBSIDIARY OF A PARTY HERETO. For purposes hereof, "Maximum Liability Amount" means, for any fiscal year, the amount equal to 4% of the aggregate annual gross amount of fees and commissions (including the Commissions) that PI received from TICOR-FL pursuant to this Agreement in the immediately preceding calendar year. In the event that liability hereunder shall arise during the first 2 calendar years after the effectiveness of this Agreement, for purposes of calculating the Maximum Liability Amount, the aggregate annual gross amount of fees and commissions that PI received from TICOR-FL for such year shall be equal to the product of (x) the average monthly gross amount of fees and commissions (including the Commissions) that PI received from TICOR-FL for the entire period immediately prior to the date on which such liability arises, multiplied by (y) 12.

     Section 7.02 Disclaimer of Liability. NONE OF THE PARTIES HERETO SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY LOSSES, OR DAMAGES ARISING OUT OF LITIGATION OR GOVERNMENTAL INVESTIGATION, OR ARISING FROM THIS AGREEMENT OR THE USE OR INABILITY TO USE ANY OF THE TITLE PLANTS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, WHETHER FORESEEN OR UNFORESEEN, FORESEEABLE OR UNFORESEEABLE. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT.

                                 ARTICLE VIII.
                              TERM AND TERMINATION

     Section 8.01 Term and Termination. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall continue in effect. The obligation to provide Services under this Agreement may be terminated by any of the following means (it being understood that, notwithstanding any termination of the obligation to provide the Services, the Licenses may be terminated only as provided in Section 8.02):

     (a) at any time by mutual agreement of the parties hereto, in which event the obligation to provide Services under this Agreement shall terminate as of the date specified by the parties;

     (b) at any time by PI, if TICOR-FL breaches any material warranty or fails to perform any material obligation hereunder, and such breach is not remedied within 30 days after written notice thereof to TICOR-FL that is in default, in which event the obligation to provide Services under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and TICOR-FL is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as


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promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

     (c) at any time by TICOR-FL, if PI breaches any material warranty or fails to perform any material Service obligation owing hereunder, and such breach is not remedied within 30 days after written notice thereof to PI, in which event the obligation to provide Services under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and PI is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

     (d) by PI, upon 12 months' prior written notice to TICOR-FL, if TICOR-FL shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligation to provide Services under this Agreement shall terminate immediately;

     (e) at any time by TICOR-FL, if PI shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
(6) take any company action for the purpose of effecting any of the foregoing, in which event the obligation to provide Services under this Agreement shall terminate immediately;

     (f) by the receiver, rehabilitator, liquidator or similar individual or entity that is acting on behalf of TICOR-FL, its policyholders, or the Office of Insurance Regulation of the State of Florida, upon 12 months' prior written notice to PI, if TICOR-FL shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, or (2) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts;


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     (g) by PI, upon 5 years' prior written notice to TICOR-FL, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

     (h) by TICOR-FL, upon 5 years' prior written notice to PI, which notice may not be delivered prior to the 5th anniversary of the Effective Date;

     (i) at any time by TICOR-FL if there has been a change in control of PI; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share (or LLC ownership interest) exchange or consolidation, or sale or other disposition of more than 50% of the LLC ownership interests in, or all or substantially all of the assets or business of, PI, other than a transaction in which no person or entity, other than FNIS or an entity controlled by FNIS, will have beneficial ownership, directly or indirectly, of 50% or more of the LLC ownership interests of PI or of the power to appoint the LLC manager(s) or vote in the election of directors; or

     (j) by TICOR-FL, upon 6 months' prior written notice to PI, if there has been a change in control of TICOR-FL; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share exchange or consolidation, or sale or other disposition of more than 50% of the voting capital stock in, or all or substantially all of the assets or business of, TICOR-FL, other than a transaction in which no person or entity, other than FNF or an entity controlled by FNF, will have beneficial ownership, directly or indirectly, of 50% or more of the voting capital stock of TICOR-FL or of the power to vote the election of directors.

     Section 8.02 Effect of Termination.

     (a) Services and Licenses. Upon termination of the obligation to provide Services or as to PI under this Agreement pursuant to Section 8.01 (the date on which the termination of the obligation to provide Services under this Agreement is effective being the "Service Termination Date"), then the obligations of the terminating or terminated party hereunder (except to the extent set forth in Section 8.03) shall immediately cease; and the Licenses granted to PI pursuant to Article IV shall terminate, provided that, notwithstanding the Service Termination Date, Commission payments shall continue to be due and owing as provided in Section 1.03; it being understood that after the Service Termination Date, PI shall not solicit on behalf of TICOR-FL for any additional Third Party Customers for access to any of the Title Plants; provided, however, that if the termination is pursuant to Section 8.01(a), then the Licenses granted to PI pursuant to Article IV shall be effective or shall terminate as per the agreement of the parties in connection with such termination.

     (b) Return of Title Plants Records. If the obligation to provide Services under this Agreement has been terminated then, within 2 business days of the date on which such termination is effective, PI shall return to TICOR-FL all copies of the books and records and other information (including all title plants and software), if any, obtained or made available to PI during the course of its services under this Agreement.

     Section 8.03 Survival. Notwithstanding anything to the contrary in this Agreement, Section 1.03 (Commissions), Article IV (License of Title Plants and Related Software), Article V


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(Confidentiality), Article VII (Disclaimer and Limitations of Liability) and
this Article VIII (Term and Termination) shall survive the expiration or termination of this Agreement.

                                  ARTICLE IX.
                               DISPUTE RESOLUTION

     Section 9.01 Amicable Resolution. The parties mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between the parties in connection with this Agreement (including, without limitation, any use of the Licenses or the termination of the licenses granted hereby), then the Dispute, upon written request of either party, will be referred for resolution to the Division Presidents of the parties, who will have ten (10) days to resolve such Dispute.

     Section 9.02 Mediation. In the event any Dispute cannot be resolved in a friendly manner as set forth in Section 9.01, the parties intend that such Dispute be resolved by mediation. If the Division Presidents of the parties are unable to resolve the Dispute as contemplated by Section 9.01, either party may demand mediation of the Dispute by written notice to the other parties in which case the parties will select a single mediator within ten (10) days after the demand. No party may unreasonably withhold consent to the selection of the mediator. Each party will bear its own costs of mediation but the parties will share the costs of the mediator 50/50. The mediator will have twenty (20) days from the date of referral to resolve any Dispute.

     Section 9.03 Arbitration. In the event that the Dispute is not resolved pursuant to Section 9.01 or through mediation pursuant to Section 9.02, the latter within thirty (30) days of the submission of the Dispute to mediation, either party may submit the dispute to binding arbitration pursuant to this
Section 9.03. All Disputes submitted to arbitration pursuant to this Section
9.03 shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either party by making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the parties and the arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by the parties. If the parties fail to agree on an arbitrator thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of either party to the dispute or difference, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration as to matters submitted and may be enforced by either party to the Dispute in any court having jurisdiction over the subject matter or over either of the parties. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be


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borne by the party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

     Section 9.04 Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement, the parties are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this
Article IX or otherwise.

                                   ARTICLE X.
                                  MISCELLANEOUS

     Section 10.01 Non-Exclusive Remedy. The parties acknowledge and agree that money damages would not be a sufficient remedy for any breach of this Agreement by either party or misuse of the Title Plants or the Software or any confidential information of either party. Accordingly, nothing in Article IX or this Article X will prevent either party from immediately seeking injunctive or interim relief in such event. All actions for such injunctive or interim relief shall be brought in a court of competent jurisdiction. In addition, the rights and remedies of the parties provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

     Section 10.02 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Neither of the parties may assign its respective rights and obligations under this Agreement to any other person or entity without the prior written consent of the other party hereto. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     Section 10.03 No Agency. Nothing in this Agreement shall be construed as making either party the agent of the other or as creating a partnership, joint venture or similar arrangement. As among the parties, each party shall be responsible for the payment of compensation to its employees and those of its subsidiaries, for any injury to them in the course of their employment, and for withholding or payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

     Section 10.04 Notices. All notices and other communications required or permitted hereunder shall be in writing (including telefax) and shall be delivered personally, delivered by facsimile transmission (with confirmation of receipt immediately thereafter by telephone), sent by nationally recognized overnight courier (marked for overnight delivery), addressed to the parties at the address appearing on the first page of this Agreement or to such other address as may be hereafter designated in writing hereunder by the respective parties. Each party shall promptly advise the other in writing of any change of address.

     Section 10.05 Severability. If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement. The parties hereto agree to replace


                                       11

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any such illegal or unenforceable provision that has the most nearly similar permissible economic or other effect.

     Section 10.06 Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law principles.

     Section 10.07 No Waiver. The failure of either party to enforce, in any one or more instances, any of the terms or conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

     Section 10.08 Force Majeure. No party shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is directly delayed by the occurrence of events beyond the control of the failing party such as fire, explosion, flood, storm or the acts of God, war, acts of terrorism, embargo, riot, or the intervention of any government authority, provided that the party suffering the delay immediately notifies the other parties of the delay.

     Section 10.09 Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior oral and written understandings and agreements between the parties relating hereto. This Agreement may not be modified except in a writing signed by the authorized representatives of the parties hereto.

     Section 10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 10.11 Title 11. Each of the licenses granted hereunder are, for all purposes of Section 365(n) of Title 11 of the United States Code ("Title 11') and to the fullest extent permitted by law, a license of rights to "intellectual property" as defined in Title 11. All parties agree that the licensee of any rights under this Agreement shall retain and may fully exercise all of its applicable rights and elections under Title 11.

                             [signatures to follow]

     Section 10.12 Effective Date. This Agreement shall be effective as of business day (the "Effective Date") following the day on which (i) all insurance regulatory approvals that are required are received and (ii) the prior notice period applicable to all filings made to applicable title insurance regulators has expired or been terminated or waived (by action of the regulator or otherwise).

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

                                        PROPERTY INSIGHT, LLC


                                        By /s/ Michael L. Gravelle
                                           -------------------------------------
                                        Name: Michael L. Gravelle
                                        Title: Senior Vice President


                                        TICOR TITLE INSURANCE COMPANY OF FLORIDA


                                        By /s/ Raymond R. Quirk
                                           -------------------------------------
                                        Name: Raymond R. Quirk
                                        Title: President